Exhibit (a)(1)(D)

TENON MEDICAL, INC.
OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS
FOR RESTRICTED STOCK UNITS

INSTRUCTIONS TO NOTICE OF WITHDRAWAL OF ELECTION FORM

If you previously elected to accept the offer by Tenon Medical, Inc. (“Tenon”) to exchange some or all of your outstanding Eligible Options for Replacement RSUs (the “Option Exchange”), subject to the terms and conditions of the Offer to Exchange Certain Outstanding Options for Restricted Stock Units (the “Offer to Exchange”), and you would like to change your election and withdraw the tender of your Eligible Options, you must complete and sign this Notice of Withdrawal of election form (this “Notice of Withdrawal”) and return it to Tenon before 11:59 p.m., Eastern Time, May 6, 2024, unless extended (the “expiration date”). Once you have completed and signed this Notice of Withdrawal, please return it to Tenon by the following means:

Return via email (by PDF or similar imaged document file) to: cphillips@tenonmed.com.

Your tendered Eligible Options will not be considered withdrawn from the Option Exchange until we receive your properly completed and signed Notice of Withdrawal. If you miss the deadline to submit the Notice of Withdrawal but remain an Eligible Participant, any previously tendered Eligible Options, will be canceled pursuant to the Option Exchange in exchange for the grant of Replacement RSUs. You must sign the Notice of Withdrawal using the same name that appears on the election form you previously submitted. If your signature is by an attorney-in-fact or another person acting in a fiduciary or representative capacity for you, the signer’s full title and proper evidence of the authority of that person to act in that capacity must be identified on this Notice of Withdrawal.

Once you have withdrawn Eligible Options, you may elect later to exchange the withdrawn Eligible Option grants again by notifying Colleen Phillips at cphillips@tenonmed.com and requesting a new Election Form be sent to you via DocuSign and completing such Election Form via DocuSign so that we receive it before 11:59 p.m. Eastern Time, on May 6, 2024 (or such later date as may apply if the Offer is extended), by email (by PDF or similar imaged document file) delivered to: cphillips@tenonmed.com.

You should receive a confirmation of receipt after submitting your Notice of Withdrawal. If you have not received a confirmation of receipt before May 6, 2024, please contact us promptly via email at cphillips@tenonmed.com to confirm that we received your Notice of Withdrawal.

DO NOT COMPLETE AND RETURN THIS NOTICE OF WITHDRAWAL UNLESS YOU WISH TO WITHDRAW YOUR PREVIOUS TENDER OF ELIGIBLE OPTIONS, AS APPLICABLE, FOR EXCHANGE PURSUANT TO THE EXCHANGE OFFER.

TENON MEDICAL, INC.
OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS
FOR RESTRICTED STOCK UNITS

NOTICE OF WITHDRAWAL OF ELECTION FORM

Return via email (by PDF or similar imaged document file) to: cphillips@tenonmed.com

I previously received from Tenon Medical, Inc. (“Tenon”) the Tender Offer Statement on Schedule TO and the exhibits thereto including the Offer to Exchange Certain Outstanding Options for Restricted Stock Units (collectively, the “Offer Documents”) and the election form. I executed the election form via DocuSign (and if applicable, for subsequent elections, by email), in which I elected to tender all or some of my Eligible Options, in exchange for Replacement RSUs. By submitting this Notice of Withdrawal of election form (this “Notice of Withdrawal”), I am revoking that election and hereby withdraw from the Option Exchange with respect to my Eligible Options. All capitalized terms used in this Notice of Withdrawal but not defined herein shall have the meanings given in the Offer Documents.

I understand that, by signing this Notice of Withdrawal and delivering it to Tenon, I withdraw my acceptance of the Option Exchange with respect to all of my Eligible Options. By rejecting the Option Exchange with respect to my Eligible Options, I understand that none of my Eligible Options, will be cancelled in exchange for the grant of Replacement RSUs, and I will retain the Eligible Options not tendered in connection with the Option Exchange, subject to their existing exercise price, term, vesting schedule and other terms and conditions. I agree that Tenon has made no representations or warranties to me regarding my rejection of the Option Exchange. The withdrawal of my Eligible Options from the Option Exchange is at my sole and exclusive discretion. I agree that Tenon will not be liable for any costs, taxes, losses or damages I may incur as a result of my decision to withdraw my Eligible Options.

By signing below, I revoke my prior election to tender all of my Eligible Options.

(Signature)
Signature

(Print Name)
Date